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                                                                   EXHIBIT 10(c)

                            OXFORD INDUSTRIES, INC.

              NON-QUALIFIED DEFERRED COMPENSATION PLAN, AS AMENDED

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                            OXFORD INDUSTRIES, INC.

                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

                      ARTICLE I - PURPOSE; EFFECTIVE DATE

1.1. PURPOSE. The purpose of this Oxford Industries, Inc. Non-Qualified Deferred Compensation Plan (the "Plan") is to permit a select group of management and highly compensated employees of Oxford Industries, Inc. and its subsidiaries (the "Company") to defer the receipt of income which would otherwise become payable to them. It is intended that this Plan, by providing this deferral opportunity, will assist the Company in attracting and retaining individuals of exceptional ability.

1.2.  EFFECTIVE DATE. The Plan shall be effective as of January 1, 2001.

                            ARTICLE II - DEFINITIONS

      For the purpose of this Plan, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

2.1. ACCOUNT(s). "Account(s)" means the account or accounts maintained on the books of the Company used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund or assets. The Accounts available for each Participant shall be identified as:

      a)    Retirement Account and/or,

      b)    Up to two In-Service Accounts.

2.2. BENEFICIARY. "Beneficiary" means the person, persons or entity, as designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participant's death.

2.3.  BOARD. "Board" means the Board of Directors of the Company.

2.4.  CHANGE IN CONTROL. A "Change in Control" shall occur if:

      a) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13-d under such Act) of more than fifty (50%) of the then outstanding voting stock of the Company, other than through a transaction arranged by, or consummated with the prior approval of, the Board; or

      b) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (and any new Director whose election by the Board

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            or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

      c) The shareholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the voting securities of a Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

      d) The shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of the Company's assets.

2.5. COMMITTEE. "Committee" means the Committee appointed by the Board to administer the Plan pursuant to Article VII.

2.6. COMPANY. "Company" means Oxford Industries, Inc., a Georgia corporation, and any directly or indirectly affiliated subsidiary corporations, any other affiliate which is designated by the Board, or any successor to the business thereof.

2.7. COMPENSATION. "Compensation" means the base salary, commissions and/or bonus compensation payable to a Participant with respect to employment services performed for the Company by the Participant and Company matching contributions that would otherwise be included in "wages" for purposes of federal income tax withholding. For purposes of this Plan, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company's tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code of 1986, as amended, (the "Code"), or pursuant to this Plan or any other non-qualified plan which permits the voluntary deferral of compensation. Inclusion of any other forms of compensation is subject to Committee Approval.

2.8. DEFERRAL COMMITMENT. "Deferral Commitment" means a commitment made by a Participant and accepted by the Committee to defer a portion of Compensation paid to or earned such Participant during a specified Deferral Period. The Deferral Commitment shall apply to each payment of salary and/or bonus, as applicable, earned by or payable to a Participant for a given Deferral Period, and shall specify the Account or Accounts to which such deferrals shall be credited. Such designation shall be made in whole percentages and shall be made in a form acceptable to the Committee. Once made, a Deferral Commitment shall, except as otherwise provided herein, be irrevocable by the Participant for the Deferral Period to which it applies.

2.9. DEFERRAL PERIOD. "Deferral Period" means a calendar year to which a Deferral Commitment applies.

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2.10. DETERMINATION DATE. "Determination Date" means the last business day of each calendar month.

2.11. DISABILITY. "Disability" means a physical or mental condition that prevents the Participant from satisfactorily performing the Participant's duties for Company. The Committee shall, in its sole discretion, determine the existence of Disability and may rely on such evidence of disability as it deems appropriate, including a determination of disability under the Company's long-term disability plan or advice from a medical examiner satisfactory to the Committee.

2.12. DISCRETIONARY CONTRIBUTION. "Discretionary Contribution" means the Company contribution credited to a Participant's Account(s) under Section 4.5, below.

2.13. DISTRIBUTION ELECTION. "Distribution Election" means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable from each Account under this Plan, as elected by the Participant.

2.14. FINANCIAL HARDSHIP. "Financial Hardship" means a severe, unexpected and unforeseeable financial hardship of the Participant resulting from a Disability of the Participant, a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, uninsured loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined based upon such standards as are, from time to time, established by the Committee, and such determination shall be in the sole discretion of the Committee.

2.15. 401(k) PLAN. "401(k) Plan" means the Oxford Industries, Inc. Retirement Savings Plan, or any other successor defined contribution plan maintained by the Company that qualifies under Section 401(a) of the Code and satisfies the requirements of Section 401(k) of the Code.

2.16. INVESTMENT OPTION. "Investment Option" means one or more of the independently established funds or indices that are identified and listed by the Committee. These Investment Options are used solely to calculate the investment gains or losses that are credited to each Participant's Account(s) in accordance with Article IV. The determination of the investment gains or losses attributable to the performance of each Investment Option shall be made by the Committee in its reasonable discretion. The Committee shall select and provide a list of the various Investment Options available to the Participants with respect to this Plan; provided, that the Committee may amend such list from time to time in its sole discretion.

2.17. MATCHING CONTRIBUTION. "Matching Contribution" means the Company contribution credited to a Participant's Account(s) under Section 4.4, below.

2.18. PARTICIPANT. "Participant" means any employee who is eligible pursuant to
      Section 3.1 to participate in this Plan and who has elected to defer Compensation under this Plan in

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      accordance with Article III. Such employee shall remain a Participant in this Plan for the period of deferral and until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

2.19. PLAN. "Plan" means this Oxford Industries, Inc. Non-Qualified Deferred Compensation Plan, as amended from time to time.

2.20. RETIREMENT. "Retirement" means the termination of employment with the Company of the Participant on or after attaining age 65 or on or after attaining age 55 with at least 7 Years of Service, or a termination of employment that has received the approval by the Committee as qualifying as a Retirement under this Plan. Effective January 1, 2004, "Retirement" means the termination of employment with the Company of the Participant on or after attaining age 65 or on or after attaining age 55 with at least 6 Years of Service, or a termination of employment that has received the approval by the Committee as qualifying as a Retirement under this Plan.

2.21. YEARS OF SERVICE. "Years of Service" shall have the meaning provided for such term for purposes of vesting under the 401(k) Plan, whether or not the Participant is a participant in such plan.

                  ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1.  ELIGIBILITY AND PARTICIPATION.

      a) Eligibility. Eligibility to participate in the Plan for a Deferral Period shall be limited to a select group of management or highly compensated employees of the Company designated by management, from time to time, and approved by the Committee.

      b) Participation. An employee's participation in the Plan for a Deferral Period shall be effective upon notification to the employee by the Committee of eligibility to participate, completion and submission of a Deferral Commitment, Distribution Election Form and Investment Allocation Form to the Committee no later than the deadline established by the Committee, and the acceptance by the Committee of such forms.

3.2. FORM OF DEFERRAL. A Deferral Commitment shall be made with respect to each payment of salary, commissions and/or bonus earned by or payable to a Participant during the Deferral Period, and shall designate the portion of each deferral that shall be allocated among the various Accounts. The Participant shall set forth the amount to be deferred as a full percentage of salary, commission and/or bonus. In addition, the Participant shall specify in a separate form (known as the "Investment Allocation Form") filed with the Committee, the Participant's initial allocation of the amounts deferred into each Account among the various available Investment Options.

3.3. LIMITATIONS ON DEFERRAL COMMITMENTS. The maximum percentage of each payment of

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      base salary and commissions that may be deferred during a Deferral Period shall be fifty percent (50%), and the maximum percentage of bonus compensation that may be deferred during the Deferral Period shall be one hundred percent (100%). The Committee may set such additional limitations for a Deferral Period, as it determines in its sole discretion, once it has reviewed the participation level for such Deferral Period.

3.4. COMMITMENT LIMITED BY TERMINATION. If a Participant terminates employment with Company prior to the end of a Deferral Period, the Deferral Commitment in effect for such Deferral Period shall be revoked as of the date of such termination.

3.5. MODIFICATION OF DEFERRAL COMMITMENT. Except as provided in Sections 3.4 and 5.5, a Deferral Commitment for a Deferral Period shall be irrevocable by the Participant during such Deferral Period.

3.6. CHANGE IN EMPLOYMENT STATUS. If the Committee, in its sole discretion, determines that the Participant no longer qualifies as a member of a select group of management or highly compensated employees, as determined in accordance with the Employee Retirement Income Security Act of 1974, as amended, the Committee may, in its sole discretion, terminate any Deferral Commitment currently in effect, prohibit the Participant from making any future Deferral Commitments and/or distribute the Participant's Account Balances in accordance with Article V of this Plan as if the Participant had terminated employment with the Company as of that time.

                   ARTICLE IV - DEFERRED COMPENSATION ACCOUNT

4.1. ACCOUNTS. The Compensation deferred by a Participant under the Plan, any Matching Contributions deferred under the Plan, Discretionary Contributions and Earnings shall be credited to the Participant's Account(s). The Participant shall designate the portion of each deferral that will be credited to each Account as set forth in Section 3.2(a). These Accounts shall be used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.

4.2. TIMING OF CREDITS; WITHHOLDING. A Participant's deferred Compensation shall be credited to each Account designated by the Participant on the last business day of the month during which the compensation deferred would have otherwise been payable to the Participant. Any Matching Contributions shall be credited to each Account on the last business day of the month during which the deferred Compensation to which the Matching Contributions relates was credited to each Account. Any Discretionary Contributions shall be credited to the appropriate Account(s) as provided by the Committee. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by local, state or federal law shall be withheld from the Participant's corresponding non-deferred portion of the Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant's Account in a manner specified by the Committee.

4.3. INVESTMENT OPTIONS. A Participant shall designate, at a time and in a manner acceptable to

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      the Committee, one or more Investment Options for each Account to be used for the sole purpose of determining the amount of Earnings to be credited or debited to such Account. Such election shall designate the portion of each deferral of Compensation made into each Account that shall be allocated among the available Investment Option(s), and such election shall apply to each succeeding deferral of Compensation until such time as the Participant shall file a new election with the Committee. Upon notice to the Committee, the Participant may also reallocate the balance in each Investment Option among the other available Investment Options as of the next succeeding Determination Date, but in no event shall such re-allocation occur more frequently than monthly.

4.4. MATCHING CONTRIBUTIONS. The Company shall credit the portion elected by the Participant of the Company's total Matching Contribution on behalf of the Participant to the Account designated by the Participant. Effective January 1, 2005, any Matching Contribution shall be credited to each Account in the January following the Plan Year during which the deferred Compensation to which the Matching Contribution relates was credited to each Account.

4.5. DISCRETIONARY CONTRIBUTIONS. The Company may make Discretionary Contributions to a Participant's Account. Discretionary Contributions shall be credited and shall become vested at such times and in such amounts as recommended by the Committee and approved by the Compensation Committee of the Board, or the Board, in its sole discretion. Unless the Committee specifies otherwise, such Discretionary Contribution shall be allocated among the various Accounts in the same proportion as set forth in section 4.1.

4.6. DETERMINATION OF ACCOUNTS. Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

      a) NEW DEFERRALS. Each Account shall be increased by any deferrals credited since the prior Determination Date.

      b) COMPANY CONTRIBUTIONS. Each Account shall be increased by any Matching and/or Discretionary Contributions credited since the prior Determination Date.

      c) DISTRIBUTIONS. Each Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date. Distributions shall be deemed to have been made proportionally from each of the Investment Options maintained within such Account based on the proportion that such Investment Option bears to the sum of all Investment Options maintained within such Account for that Participant as of the Determination Date immediately preceding the date of payment.

      d) EARNINGS. Each Account shall be increased or decreased by the Earnings credited to such Account since the prior Determination Date as though the balance of that Account as of the beginning of the current month had been invested in the applicable Investment Options chosen by the Participant.

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4.7.  VESTING OF ACCOUNTS. Each Participant shall be vested in the amounts credited to such Participant's Account and Earnings thereon as follows:

      a) AMOUNTS DEFERRED. A Participant shall be one hundred percent (100%) vested at all times in the Participant's deferrals of salary, commission and/or bonus and the Earnings thereon.

      b) MATCHING CONTRIBUTIONS. A Participant shall be one hundred percent (100%) vested at all times in the Matching Contributions made under the Plan and the Earnings thereon.

      c) DISCRETIONARY CONTRIBUTIONS. A Participant's Discretionary Contributions and Earnings thereon shall become vested as determined by the Committee and as approved by the Compensation Committee of the Board, or the Board.

4.8. STATEMENT OF ACCOUNTS. Each Participant shall receive a statement showing the balances in the Participant's Account on a quarterly basis.

                           ARTICLE V - PLAN BENEFITS

5.1. RETIREMENT ACCOUNT. The vested portion of a Participant's Retirement Account shall be distributed to the Participant upon the Participant's termination of employment with the Company. Benefits under this section shall be payable the January following termination of employment, but no sooner than thirty (30) days following termination. The form of benefit payment shall be that form selected by the Participant pursuant to Section
      5.6 unless the Participant terminates employment prior to Retirement, in which event, the Retirement Account shall be paid in the form of a lump sum payment unless the Committee determines, upon written request, to allow the payment to be made in the form designation on the Distribution Election Form.

5.2. IN-SERVICE ACCOUNT. The vested portion of a Participant's In-Service Account shall be distributed to the Participant upon the date chosen by the Participant in the Distribution Election Form, but in no event shall the date specified for commencement of payment be earlier than five (5) years from the beginning of the first Deferral Period during which the Participant elected compensation to be deferred into that Account. The form of benefit payment shall be that form selected by the Participant pursuant to Section 5.7. However, if the Participant terminates employment with the Company prior to the date so chosen by the Participant, the vested portion of the In-Service Account shall be added to the Retirement Account as of the date of termination of service and shall be paid in accordance with the provisions of Section 5.1.

5.3. DEATH BENEFIT. Upon the death of a Participant, Company shall pay to the Participant's Beneficiary an amount equal to the remaining unpaid and vested Account balance in each Account in the form of a lump sum payment.

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5.4.  HARDSHIP DISTRIBUTIONS. Upon a finding that a Participant has suffered a
      Financial Hardship, the Committee may, in its sole discretion, amend the existing Deferral Commitment, or make distributions from any or all of the Participant's Accounts. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship plus applicable taxes, and shall not exceed the Participant's vested Account balances. If payment is made from any or all of the Participant's accounts due to Financial Hardship, the Participant's deferrals under this Plan shall cease for the remainder of the current Deferral Period and the next subsequent Deferral Period.

5.5. WITHDRAWAL WITH PENALTY. The Participant may elect, in the sole discretion of the Participant, to withdraw from participation in this Plan, and to cause the total vested portion of the Participant's Account balances to be distributed in accordance with this Article V as if the Participant had terminated service with the Company as of the time of such election, except that such Account balances shall be reduced by a penalty of ten percent (10%) of such Account Balances. The Participant's account balances, less the 10% penalty, shall be paid to the Participant or the Participant's Beneficiary as soon as administratively practical in the form of a lump sum payment. The Participant, or the Participant's Beneficiary, may file such an election at any time prior to the complete payment of benefits due under this Plan. Upon the filing of this election, any Deferral Commitment for the current Deferral Period shall be terminated and the Participant shall be prohibited from participating in this Plan for the next subsequent Deferral Period.

5.6. FORM OF PAYMENT. Unless otherwise specified in paragraphs 5.1, 5.2, 5.3, or 5.5, the benefits payable from any Account under this Plan shall be paid in the form of benefit as provided below, and as specified by the Participant in the Distribution Election, which election shall be irrevocable once made. The permitted forms of benefit payments are:

      a)    A lump sum amount which is equal to the vested Account balance;

      b) In the event of distributions from the Retirement Account, annual installments for a period of five (5), ten (10) or fifteen (15) years where the annual payment shall be equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1) in each succeeding year. Earnings on the unpaid balance shall be based on the most recent allocation among the available Investment Options chosen by the Participant, made in accordance with Section 4.3;

      c) In the event of distributions from the In-Service Account, annual installments for a period up to five (5) where the annual payment shall be equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one
            (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1) in each succeeding year. Earnings on the unpaid balance shall be based on the most recent

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            allocation among the available Investment Options chosen by the
            Participant, made in accordance with Section 4.3; and,

      d) Any other form of payment requested by the Participant and approved by the Committee.

5.7. SMALL ACCOUNT. Except as otherwise determined by the Committee, if the total of a Participant's vested, unpaid Account balances as of the Participant's Retirement is less than $25,000, the remaining unpaid, vested Account(s) shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary.

5.8. WITHHOLDING; PAYROLL TAXES. The Company shall withhold from any payment made pursuant to this Plan any taxes required to be withheld from such payments under local, state or federal law.

5.9. PAYMENT TO GUARDIAN. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.

5.10. EFFECT OF PAYMENT. The full payment of the applicable benefit under this
      Article V shall completely discharge all obligations on the part of the Company to the Participant (and the Participant's Beneficiary) with respect to the operation of this Plan, and the Participant's (and Participant's Beneficiary's) rights under this Plan shall terminate.

                      ARTICLE VI - BENEFICIARY DESIGNATION

6.1. BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate one (1) or more persons or entities as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime.

6.2. CHANGING BENEFICIARY. Any Beneficiary designation may be changed by the filing of a new Beneficiary designation with the Committee.

6.3. NO BENEFICIARY DESIGNATION. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the Participant's estate.

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6.4.  EFFECT OF PAYMENT. Payment to the Beneficiary shall completely discharge the Company's obligations under this Plan.

                          ARTICLE VII - ADMINISTRATION

7.1. COMMITTEE; DUTIES. This Plan shall be administered by the Committee, which shall consist of not less than three (3) persons appointed by the Board, except after a Change in Control as provided in Section 7.5. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2. AGENTS. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3. BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder and with respect to determining eligibility to participate in the Plan, whether, when and in what amount benefits are payable under the Plan, and any factual determinations shall made in the Committee's sole discretion and shall be final, conclusive and binding upon all persons.

7.4. INDEMNITY OF COMMITTEE. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct.

7.5. ELECTION OF COMMITTEE AFTER CHANGE IN CONTROL. After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in control. No amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

                        ARTICLE VIII - CLAIMS PROCEDURE

8.1. CLAIM. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as "Claimant"), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

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8.2.  DENIAL OF CLAIM. If the claim or request is denied, the written notice of denial shall state:

      a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

      b) A description of any additional material or information required and an explanation of why it is necessary; and

      c)    An explanation of the Plan's claim review procedure.

8.3. REVIEW OF CLAIM. Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Committee within sixty (60) days following such denial or lack of response. The claim or request shall be reviewed by the Committee.

8.4.  FINAL DECISION. The decision on review shall normally be made within sixty
      (60) days after the Committee's receipt of claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be made in the Committee's sole discretion and shall be final and binding on all parties.

                 ARTICLE IX - AMENDMENT AND TERMINATION OF PLAN

9.1. AMENDMENT. The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to Beneficiaries receiving installment payments, subject to the following; provided, that no amendment shall reduce the amount accrued in any Account as of the date such notice of the amendment is given.

9.2. COMPANY'S RIGHT TO TERMINATE. The Board may at any time partially or completely terminate the Plan, as it determines in its sole discretion.

      a) PARTIAL TERMINATION. The Board may partially terminate the Plan by instructing the Committee not to accept Deferral Commitments for future Deferral Periods. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

      b) COMPLETE TERMINATION. The Board may completely terminate the Plan by instructing the Committee not to accept Deferral Commitments for future Deferral Periods, and by terminating all current Deferral Commitments. In the event of complete termination, the Plan shall cease to operate and Company shall distribute each Account to the appropriate Participant. Payment shall be made as a lump sum.

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                           ARTICLE X - MISCELLANEOUS

10.1. UNFUNDED PLAN. This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may take such actions as it, in its sole discretion, deems appropriate if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3 (2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2. UNSECURED GENERAL CREDITOR. Notwithstanding any other provision of this Plan, Participants and Participants' Beneficiary shall be unsecured general creditors, with no secured or preferential rights to any assets of Company or any other party for payment of benefits under this Plan. Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. Company's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.3. TRUST FUND. Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of assisting in the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company.

10.4. NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgements, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5. NOT A CONTRACT OF EMPLOYMENT. This Plan shall not constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

10.6. PROTECTIVE PROVISIONS. A Participant shall cooperate with Company by furnishing any and all information requested by Company in order to facilitate the payment of benefits hereunder and by taking such action as may be requested by Company.

10.7. GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Georgia, except as preempted by federal law.

10.8. VALIDITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9. NOTICE. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the company's primary business address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in company's records

10.10. SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

                                                OXFORD INDUSTRIES, INC.

                                                By:_____________________________

                                                Title:__________________________